UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2019 (February 19, 2019)

COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED
HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
301 Riverside Avenue
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1     Registrant's Business and Operations
Item 1.01    Entry into a Material Definitive Agreement
Compass Group Diversified Holdings LLC (the “Company”) and Compass Diversified Holdings (“Holdings” and, together with the Company, collectively “CODI,” “us” or “we”) acquires and manages small to middle market businesses in the ordinary course of its business. The following description relates to the recent divestiture of one such business.

Manitoba Harvest
On February 19, 2019, the Company, as majority shareholder of FHF Holdings Ltd. (“FHF”) and as Shareholder Representative, entered into a definitive agreement (the “Arrangement Agreement”) with Tilray, Inc., the other shareholders of FHF and a wholly-owned subsidiary of Tilray, 1197879 B.C. Ltd. (“Tilray Subco”), to sell to Tilray, Inc. (“Tilray”), through Tilray Subco, all of the issued and outstanding securities of FHF for total consideration of up to C$419 million (the “Total Consideration”). The sale of FHF will occur pursuant to a plan of arrangement under Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the “Arrangement”).

Pursuant to the Arrangement, and subject to certain customary adjustments, the shareholders of FHF, including the Company, may receive the following from Tilray as consideration for their shares of FHF: (a) C$150 million in cash to the holders of preferred shares of FHF and the holders of common shares of FHF (“Common Holders”) and C$127.5 million in shares of class 2 Common Stock of Tilray (“Common Stock”) to the Common Holders on the closing date of the Arrangement (the “Closing Date Consideration”), (b) C$50 million in cash and C$42.5 million in Common Stock to the Common Holders on the date that is six months after the closing date of the Arrangement (the “Deferred Consideration”) and (c) C$49 million in Common Stock to the Common Holders, which amount may be reduced, potentially to zero, if FHF fails to attain certain levels of U.S. branded gross sales of edible or topical products containing broad spectrum hemp extracts or cannabidiols prior to December 31, 2019 (the “Milestone Consideration” and, together with the Closing Date Consideration and the Deferred Consideration, the “Consideration”). The cash portion of the Closing Date Consideration will be reduced by the amount of the net indebtedness of FHF on the closing date and a transaction expense amount of $5,000,000.

It is the intention of the parties that all stock consideration issued pursuant to the Arrangement will be issued by Tilray in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof and pursuant to exemptions from applicable securities laws of any state of the United States, such that any shares of Common Stock received by the Common Holders will be freely tradeable. If Tilray is restricted, delayed or prohibited from issuing any Common Stock in connection with the Arrangement, or if the issue price of the Common Stock is less than $56.37, any amount of the Consideration payable in Common Stock may be paid in an equivalent amount of cash.

The completion of the Arrangement is subject to customary conditions precedent, including the approval of the Arrangement by the British Columbia Supreme Court. Pursuant to the Arrangement Agreement, the shareholders of FHF (severally and not jointly), FHF, Tilray Subco and Tilray each gave customary representations and warranties and indemnities for a transaction of the nature of the Arrangement. The Transaction is expected to close as soon as practicable following receipt of court approval and must occur on or before April 30, 2019, unless otherwise agreed to by FHF and Tilray, and provided that the NASDAQ has completed its review of the Agreement.

The foregoing brief description of the Arrangement Agreement is not meant to be exhaustive and is qualified in its entirety by the Arrangement Agreement itself, which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Section 8     Other Events
Item 8.01    Other Events
On February 20, 2019, CODI issued a Press Release announcing the sale of FHF. The foregoing description of the Press Release is qualified in its entirety by reference to the complete text of the Press Release furnished as Exhibit 99.2 hereto, which is hereby incorporated by reference herein.

Section 9     Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

99.1
Arrangement Agreement, dated February 19, 2019, by and among (i) FHF Holdings Ltd.; (ii) 1197879 B.C. Ltd.; (ii) Tilray, Inc.; (iii) Compass Group Diversified Holdings LLC and (iv) each Shareholder that is, or is made pursuant to the Plan of Arrangement, a party thereto.

99.2	Press Release dated February 20, 2019 announcing the sale of FHF.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2019	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Regular Trustee
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2019	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Chief Financial Officer